Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of May 15, 2026, is made and entered into by and among:

(1) Addentax Group Corp., a Nevada corporation (the “Company”);

(2) Yingxi Industrial Chain Investment Co., Ltd, a company incorporated under the laws of Hong Kong and a wholly-owned subsidiary of the Company (“Yingxi”);

(3) Riches Family Office Limited, a company incorporated under the laws of Hong Kong (“Riches Family”);

(4) Riches FO Holdings Limited, a company incorporated under the laws of Hong Kong and the sole shareholder of Riches Family (“Riches FO” or the “Shareholder”); and

(4) Mr. Wu Rui, the Company’s Chief Operating Officer whose address is Room 4805 Block A Kingkey 100 Luohu District Shenzhen, Guangdong China, and the sole shareholder of Riches FO.

The Company, Yingxi, Riches Family, Riches FO and Mr. Wu Rui are collectively referred to herein as the “Parties,” and each a “Party.”

RECITALS

WHEREAS, the Company intends to issue an aggregate of 33,500 shares of common stock of the Company, par value $0.001 per share, to Mr. Wu Rui (the “Company Shares”) in exchange for the Riches Family Shares (as defined below);

WHEREAS, as of the date hereof, Mr. Wu Rui owns 10,000 shares of Riches FO, with par value of HKD1.00 per share, in aggregate, representing 100% of the issued and outstanding shares of capital stock of Riches FO;

WHEREAS, as of the date hereof, Riches FO owns 10,000 shares of Riches Family, with par value of HKD1.00 per share, in aggregate, representing 100% of the issued and outstanding shares of capital stock of Riches Family; and

WHEREAS, Riches FO intends to transfer to Yingxi 4,167 shares of Riches Family (the “Riches Family Shares”), representing 41.67%% of the issued and outstanding equity interests of Riches Family, in exchange for the issuance by the Company of the Company Shares to Mr. Wu Rui, subject to the terms and conditions set forth in this Agreement (the “Share Swap”), following which Riches Family will become a 41.67%-owned subsidiary of Yingxi.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived therefrom, the Parties hereto agree as follows:

1. Exchange of Securities.

1.1 Exchange of Shares. Subject to the terms and conditions hereof, the Shareholder shall transfer the Riches Family Shares to Yingxi, and as consideration therefor, the Company shall issue the Company Shares to Mr. Wu Rui.

1.2 Closing. The transfer of the Riches Family Shares and the issuance of Company Shares shall take place via the exchange of documents and signatures, at a time and place mutually agreed by the Parties (the “Closing”), which shall occur no earlier than fifteen (15) calendar days following the filing of a Listing of Additional Shares Notification Form with the Nasdaq Stock Market LLC and promptly after the satisfaction (or waiver, to the extent permitted by applicable law) of all conditions precedent. At the Closing:

(a) The Company will deliver to Mr. Wu Rui an updated register of holders of the total issued and outstanding shares of common stock of the Company reflecting the issuance of the Company Shares, free and clear of any Liens, to Mr. Wu Rui (or such other nominee of Mr. Wu Rui as he may direct);

(b) The Shareholder will deliver to Yingxi an updated Riches Family shareholder register (or similar document) reflecting the transfer of Riches Family Shares to Yingxi; and

(c) Yingxi shall take all necessary steps and bear all the stamp duty and costs incurred in connection with the stamping of the Riches Family Shares as required under Hong Kong law.

2. Representations and Warranties of the Parties.

Each of the Parties represents and warrants to the others as follows:

2.1 Authorization. Each Party has full power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Share Swap. Its execution, delivery and performance of this Agreement and the consummation of the Share Swap, have been duly authorized by all requisite action of such Party. It has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of it and is enforceable against it in accordance with the terms hereof.

2.2 Consents. No Governmental Approvals or other Consents are required to be obtained by such Party in connection with the execution and delivery of this Agreement and the consummation of the Share Swap, subject to the payment of applicable stamp duty in Hong Kong.

2.3 Free of Liens. The Company Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of any Liens. The Riches Family Shares, when sold and delivered in accordance with the terms of this Agreement, are fully paid and non-assessable, free and clear of any Liens.

3. Definitions.

3.1 Terms Generally. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The definitions given for terms in this Section 3 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to “dollars” or “US$” shall be deemed references to the lawful money of the United States of America.

3.2 Certain Terms. Whenever used in this Agreement, the following terms shall have the respective meanings given to them below or in the Sections indicated below:

Agreement: as defined in the Preamble of this Agreement.

Company: as defined in the Preamble of this Agreement.

Company Shares: as defined in the first Recital of this Agreement.

Closing: as defined in Section 1 .2.

Consent: any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

Contract: all loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, franchises, permits, powers of attorney, purchase orders, leases, and other agreements, contracts, instruments, obligations, offers, commitments, arrangements and understandings, written or oral.

Governmental Approval: any Consent of, with or to any Governmental Authority.

Governmental Authority: any nation or government, any state or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of any nation or any political subdivision thereof; any court, tribunal or arbitrator; and any self- regulatory organization.

Riches Family: as defined in the Preamble of this Agreement.

Riches Family Shares: as defined in the fourth Recital of this Agreement.

Riches FO: as defined in the Preamble of this Agreement.

Law: all applicable provisions of all (a) constitutions, treaties, statutes, laws, codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

Lien: any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, interest, option, right of first offer, negotiation or refusal, proxy, lien, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such Liens as may arise under any Contract.

Person: any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

Shareholder: as defined in the Preamble of this Agreement.

Share Swap: as defined in the third Recital of this Agreement.

Yingxi: as defined in the Preamble of this Agreement.

4. Miscellaneous.

4.1 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by next-day or overnight mail or delivery or sent by facsimile; or, in each case, at the address as may be specified in writing to the other Parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the day after such delivery, (ii) if by next-day or overnight mail or delivery, on the day delivered or (iii) if by facsimile, on the next day following the day on which such facsimile was sent, provided that a copy is also sent by another method described herein.

4.2 Governing Law and Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK.

(b) The Parties agree to submit to the exclusive jurisdiction of the courts of the State of New York or the Southern District of New York, as applicable.

4.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns.

4.4 Assignment. This Agreement shall not be assignable or otherwise transferable by any Party hereto without the prior written consent of the other Parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable. For the avoidance of doubt, the Parties agree that Mr. Wu Rui may at his discretion (i) nominate a wholly-owned subsidiary of Riches Family to accept the allotment of the Company Shares or (ii) transfer the Company Shares to his affiliate.

4.5 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the Parties hereto and their respective heirs, successors and permitted assigns.

4.6 Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Neither the waiver by any of the Parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

4.7 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

4.8 Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

4.9 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

4.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have duly executed this Share Exchange Agreement as of the date first above written.

Addentax Group Corp.

By:	/s/ Hong Zhida
Name:	Hong Zhida
Title:	CEO and Director

Yingxi Industrial Chain Investment Co., Ltd

By:	/s/ Hong Zhida
Name:	Hong Zhida
Title:	CEO

Riches Family Office Limited

By:	/s/ Wu Rui
Name:	Wu Rui
Title:	Director

Riches FO Holdings Limited

By:	/s/ Wu Rui
Name:	Wu Rui
Title:	Director

Mr. Wu Rui

By:	/s/ Wu Rui